United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,468,545)
Unrealized Gain (Loss) on Market Value of Futures	3,681,392
Dividend Income	949
Interest Income	423
ETF Transaction Fees	350
Total Income (Loss)	$214,569

Expenses
General Partner Management Fees	$30,826
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	2,805
NYMEX License Fee	771
Non-interested Directors' Fees and Expenses	589
Prepaid Insurance Expense	525
Other Expenses	23,312
Total Expenses	62,773
Expense Waiver	(15,626)
Net Expenses	$47,147
Net Income (Loss)	$167,422

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$61,414,613
Withdrawals (50,000 Units)	(3,086,527)
Net Income (Loss)	167,422

Net Asset Value End of Month	$58,495,508
Net Asset Value Per Unit (950,000 Units)	$61.57

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah______________________________

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612